EXHIBIT 32.1

Certification of Chief Executive Officer Pursuant to 18 U.S.C. § 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report of Burzynski Research Institute, Inc. (the “Company”) on Form 10-Q for the period ended August 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                 The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Burzynski Research Institute, Inc. and will be retained by Burzynski Research Institute, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: October 15, 2012

/s/ Stanislaw R. Burzynski
Stanislaw R. Burzynski
President and Chairman
of the Board of Directors
(Chief Executive Officer)